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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-31757) of Mace Security International, Inc. of our report dated December 16, 1999, with respect to the consolidated financial statements (restated) of Mace Security International, Inc. as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 included in this Form 8-K.

                                         /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
December 16, 1999